UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2012

(Exact name of registrant as specified in its charter)
Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

Merger Agreement

On September 30, 2012, Ceradyne, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 3M Company (“3M”), and Cyborg Acquisition Corporation, a wholly-owned subsidiary of 3M (“Merger Sub”), for the acquisition of the Company by 3M.  Pursuant to the terms of the Merger Agreement, 3M (through Merger Sub) will make a cash tender offer for all of the issued and outstanding shares of the Company’s common stock for a purchase price of $35.00 per share, or a total of approximately $860 million.

Following the consummation of the tender offer, Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of 3M (the “Merger”).  In the Merger, the remaining stockholders of the Company, other than Merger Sub, 3M or the Company or any wholly owned subsidiary of 3M or the Company or any stockholders who have properly exercised appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”), will be entitled to receive $35.00 per share of common stock.

The obligation of Merger Sub to accept for payment and pay for the shares tendered in the tender offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including, among others, the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of all other applicable clearances under any other antitrust or competition laws, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement), and the Merger Agreement not being terminated in accordance with its terms. It is also a condition to Merger Sub’s obligation to accept for payment and pay for the shares tendered in the tender offer that more than 50% of the outstanding shares on a fully diluted basis shall have been validly tendered in accordance with the terms of the tender offer and not properly withdrawn. There is no financing condition to the tender offer.

The consummation of the Merger is subject to customary closing conditions.  Depending on the number of shares held by 3M and Merger Sub after acceptance of the shares properly tendered in connection with the tender offer, approval of the Merger by the holders of the Company’s outstanding shares may be required.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals with respect to alternative transactions, public disclosures and other matters. The Merger Agreement contains certain termination rights of 3M and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay 3M a termination fee of approximately $17.1 million.

The Company’s Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that the holders of the Company’s common stock accept the tender offer.

The Company has granted Merger Sub an irrevocable option (the “Top-Up Option”) to purchase an aggregate number of newly issued shares of the Company's common stock (the "Top-Up Option Shares") that, when added to the number of shares owned by 3M and Merger Sub at the time of such exercise, constitutes one share more than 90% of the shares of the Company's common stock then outstanding immediately after the issuance of the Top-Up Option Shares.  The exercise of the Top-Up Option is subject to the terms and conditions set forth in the Merger Agreement, including there being sufficient authorized shares available for issuance and 3M and Merger Sub owning in the aggregate at least a majority of the shares of Company's common stock prior to the issuance of the Top-Up Option Shares.  If the Top-Up Option is exercised by Merger Sub, Merger Sub is required, subject to the terms and conditions of the Merger Agreement, to effect a short-form merger under the DGCL.

The Merger Agreement has been included as an exhibit to this report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the Company has made to 3M. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company has provided to 3M in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

On October 1, 2012, the Company and 3M issued a joint press release announcing the entry into the Merger Agreement.  A copy of that press release is attached hereto as Exhibit 99.1.

Voting and Tender Agreement

The Company’s directors and executive officers in their capacities as stockholders of the Company have entered into a Voting and Tender Agreement (the “Voting and Tender Agreement”), effective as of September 30, 2012, with 3M and Merger Sub in connection with the Merger. Pursuant to the Voting and Tender Agreement, the stockholders have agreed to, among other things, tender their shares of common stock of the Company in the tender offer and, if necessary, vote such shares in favor of the Merger and against any alternative acquisition proposal. An aggregate of 1,556,540 shares of the Company’s common stock are subject to the Voting and Tender Agreement as of the date hereof, representing approximately 6.5% of the Company’s outstanding shares of common stock.

Additional Information

The tender offer described in this Form 8-K has not yet commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced, 3M and its wholly owned subsidiary, Cyborg Acquisition Corporation, intend to file with the Securities and Exchange Commission (“SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer and the Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. 3M, Cyborg Acquisition Corporation and the Company intend to mail these documents to the stockholders of the Company. These documents will contain important information about the tender offer and stockholders of the Company are urged to read them carefully when they become available. Stockholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company, 3M or Cyborg Acquisition Corporation with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from 3M.

Forward-Looking Statements

This Form 8-K contains forward-looking statements about 3M’s and the Company’s financial results and estimates and/or business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast,” “future,” “opportunity,” “accelerate” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such statements. Such risks and uncertainties include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Company stockholders will tender their shares of Company stock in the tender offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; any conditions imposed by governmental or regulatory authorities in connection with consummation of the tender offer and the merger; satisfaction of various other conditions to the completion of the tender offer and the merger contemplated by the merger agreement; the possibility that expected benefits may not materialize as expected; and other risk factors as set forth from time to time in 3M’s and the Company’s filings with the SEC.  Changes in such assumptions or factors could produce significantly different results.  A further description of these factors is located in 3M’s Annual Report on Form 10-K for the year ended December 31, 2011 and its subsequent quarterly reports on Form 10-Q under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” in Part I, Item 1A and Part II, Items 7 and 7A (Annual Report) and in Part I, Items 2 and 3 and Part II, Item 1A (Quarterly Report) and in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 under “Risk Factors.”  3M and the Company assume no obligation to update any forward-looking statements except as required by law.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 30, 2012, by and among 3M Company, Cyborg Acquisition Corporation and Ceradyne, Inc.*
10.1	Voting and Tender Agreement, dated September 30, 2012, by and among 3M Company, Cyborg Acquisition Corporation and the stockholders listed on Schedule A thereto.
99.1	Joint Press Release issued on October 1, 2012.

*Excludes schedules, exhibits and certain attachments, which the registrant agrees to furnish to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      CERADYNE, INC.

October 2, 2012                                                                    By:  /s/ Jerrold J. Pellizzon
    Jerrold J. Pellizzon
    Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 30, 2012, by and among 3M Company, Cyborg Acquisition Corporation and Ceradyne, Inc.*
10.1	Voting and Tender Agreement, dated September 30, 2012, by and among 3M Company, Cyborg Acquisition Corporation and the stockholders listed on Schedule A thereto.
99.1	Joint Press Release issued on October 1, 2012.
*Excludes schedules, exhibits and certain attachments, which the registrant agrees to furnish to the Securities and Exchange Commission upon request.